ELECTION TO CONVERT AND AMENDMENT TO DEBT EXCHANGE AGREEMENT

ELECTION TO CONVERT AND AMENDMENT TO DEBT EXCHANGE AGREEMENT (this "**Amendment**"), dated as of July 5, 2006, by and among NEW GENERATION HOLDINGS, INC., a Delaware corporation ("**NGH**"), PLASTINUM CORP. (formerly named New Generation Plastic, Inc.), a Delaware corporation ("**Plastinum**"), and JACQUES MOT ("**JM**").

WITNESSETH

WHEREAS, the parties hereto are parties to that certain Debt Exchange Agreement, dated as of December 7, 2006 (the "**Agreement**"); and

WHEREAS, pursuant to Section 1 of the Agreement, JM has the right, among other things, to elect to convert the principal and interest of the Convertible Note into shares of Series A Preferred Stock of NGH; and

WHEREAS, pursuant to Section 1 of the Agreement, and in accordance with the terms and subject to the conditions of this Amendment, JM hereby elects to convert all of the outstanding Convertible Note into shares of Series A Preferred Stock of NGH;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Capitalized Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

2. Election to Convert the Convertible Note. Pursuant to Section 1 of the Agreement and pursuant to the terms and subject to the conditions of this Amendment, JM hereby elects to convert all of the outstanding principal and interest under the Convertible Note, in the aggregate amount of $796,644.78 as of this date, into an aggregate of 528,629.58 shares of Series A Preferred Stock of NGH. Pursuant to Section 1 of the Agreement, JM agrees to return the Convertible Note to NGH for cancellation and such Note shall be deemed satisfied in full upon such conversion. The Company agrees to issue to JM a certificate representing 528,629.58 shares of Series A Preferred Stock of NGH.

3. Preferred Stock Terms. The terms of the Series A Preferred Stock of NGH as set forth on Exhibit B to the Agreement are hereby amended and restated in the form of Schedule A to this Amendment. NGH agrees to take all necessary actions to file such amended and restated Preferred Stock terms promptly with the Secretary of State of Delaware. Notwithstanding the provisions of the Preferred Stock terms attached to this Amendment, JM agrees that he will not convert the shares of Series A Preferred Stock held by him into shares of Common Stock of NGH until the filing in Delaware of an amendment to the Restated Certificate of Incorporation of NGH providing for an increase in the number of authorized shares of Common Stock of NGH in order to permit the conversion of all outstanding shares of Series A Preferred Stock into Common Stock of NGH.

4. No Further Amendments. Except as specifically set forth or as amended in this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

NEW GENERATION HOLDINGS, INC.

By:____________________
Name:
Title:

PLASTINUM CORP.
(formerly named New Generation Plastic, Inc.)

By:____________________
Name:
Title:

____
Jacques Mot

SCHEDULE A

Series A Preferred Stock Terms